Exhibit 11 under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 8 to Form N-1A Registration Statement of Managed Series Trust of our report dated January 21, 1998, on the financial statements as of November 30, 1997, of Federated Managed Income Fund, Federated Managed Growth and Income Fund, Federated Managed Growth Fund and Federated Managed Aggressive Growth Fund (the four portfolios comprising the Managed Series Trust), included in or made part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
January 26, 1998